              [GREATER ATLANTIC FINANCIAL CORP. LOGO APPEARS HERE]


                        GREATER ATLANTIC FINANCIAL CORP.

         10700 Parkridge Boulevard o Suite P50 o Reston, Virginia 20191
                     o (703) 391-1300 o Fax: (703) 391-1506

NEWS RELEASE

DATE:     DECEMBER 30, 2005

CONTACT:  DAVID E. RITTER
          (703) 390-0344

                       GREATER ATLANTIC FINANCIAL RELEASES
                             FOURTH QUARTER RESULTS

Reston, Virginia - December 30, 2005 - Charles W. Calomiris, Chairman of the Board of Greater Atlantic Financial Corp. (NASDAQ: GAFC), the holding company for Greater Atlantic Bank, announced today that the Company had a net loss of $1.4 million or $.48 per share for the three months ended September 30, 2005, compared to a net loss of $2.4 million or $.80 per share for the three months ended September 30, 2004. For the fiscal year ended September 30, 2005, the Company had a net loss of $1.6 million or $.52 per share, compared to a net loss of $3.2 million or $1.06 per share for the comparable period one year ago.

In commenting on the results, Carroll E. Amos, President and Chief Executive Officer, stated that "for the fiscal year ended September 30, 2005 the Company's net loss was reduced by $1.6 million from the comparable period one year ago as the result of a $3.4 million increase in net income from the banking segment. That increase in net income included a $945,000 gain on the sale of three branch offices and $1.7 million in gains on investments and derivatives, and reduced by a $1.8 million decrease in earnings from the Company's mortgage banking segment. The operating earnings (net income (loss) excluding gains or losses on investments, derivatives and branch sales) of the banking segment improved $789,000 or 22% from the comparable period one year ago based on an improving net interest margin and declining non-interest expense."

In commenting further, Mr. Amos noted that, "for the three months ended September 30, 2005, the Company's net loss was reduced by $973,000 from the comparable period one year ago as a result of an improvement of $1.5 million in the net income from the banking segment off-set by a $544,000 decline in the net income from the Company's mortgage banking segment. The improvement at the banking segment was primarily attributable to a $1.2 million increase in derivative gains when compared to the three months ended September 30, 2004, coupled with an increase of $215,000 from gain of sale of investments. The banking segment's operating loss (net income (loss) excluding gains or losses on investments, derivatives and branch sales) improved $135,000 or 15%, from a loss of $896,000 in the comparable period one year ago to an operating loss of $762,000 during the three months ended September 30, 2005. That decline in operating loss also resulted from the improving net interest margin and declining non-interest expense."

Continuing, Mr. Amos stated: "Operations of the Bank's mortgage banking subsidiary had an adverse impact on earnings for the three months ended September 30, 2005 of $993,000 as the manager's escrow account was depleted and the manager did not post sufficient collateral to secure the account receivable due from him to reimburse for the loss for that period. He was obligated to make that payment under the agreement entered into with the manager effective at the beginning of the fiscal year. That agreement, which was the direct result of the Bank seeking to reduce its exposure to the mortgage banking operations, provides for the reimbursement of operating expenses equal to approximately 100% of any operating loss incurred by the subsidiary in return for 80% of net earnings."

Working under extensions to the existing agreement, Greater Atlantic Mortgage attempted to obtain an amendment to the agreement and to obtain additional collateral from the manager. Based on the progress of those negotiations, and the need for the Bank to obtain regulatory approval for any amendment, the Company has concluded that an agreement cannot be reached in a timely fashion and, therefore, that collection of the receivable is not assured. Accordingly, at September 30, 2005, the Company set up a reserve for loss and charged $993,000 against earnings to account for the funds that would otherwise have been contributed by the manager.

If a satisfactory amended agreement is not entered into, the Company will consider terminating the existing agreement and recognize an additional loss for the three months ending December 31, 2005. That loss is currently estimated to be $775,000 due to the unprofitable operations of Greater Atlantic Mortgage.

The Company may at a future date determine to shut down the operations or sell Greater Atlantic Mortgage. That could result in a further loss to the Company. While the amount of that loss is not reasonably determinable at this time, it is estimated that the charge to earnings from the discontinuance or sale could amount to approximately $1.7 million.

We will continue to negotiate with the manager to obtain an acceptable agreement and seek regulatory approval. There are no assurances that such an amended agreement will be entered into or that such approval will be obtained.

Regarding the operation of the mortgage banking subsidiary, Mr. Amos noted: "The subsidiary sustained a 31% decline in mortgage origination activity which resulted in a reduction in gain on sale of loans and earnings during the fiscal year ended September 30, 2005. As a result, notwithstanding the reimbursement of approximately $1.8 million of expenses by the manager, the mortgage banking subsidiary sustained a net loss of $1.0 million for the fiscal year ended September 30, 2005. That result compared to net income of $725,000 for the fiscal year ended September 30, 2004."

Continuing, Mr. Amos noted, "during the fiscal year ended September 30, 2005, the Bank recognized an $836,000 gain on its free-standing derivative positions, an improvement of $1.1 million from the $227,000 loss recognized in the comparable period one year ago." Turning to the three months ended September 30, 2005, he noted, "there was a $1.2 million improvement as the result of a gain of $276,000 for the current period, compared to the loss of $890,000 recognized in the three months ended September 30, 2004.

Mr. Amos continued, "Loans receivable, net, decreased by $5.0 million during the three months ended September 30, 2005, as a result of a $4.5 million decline in commercial loans, coupled with a $1.8 million decrease in the Bank's consumer loans, offset in part by a $900,000 increase in single family loans."

Mr. Amos also noted that, "while deposits declined approximately $12.6 million during the three months ended September 30, 2005, the decrease was centered in wholesale and brokered certificates of deposit, which declined by $20.3 million, and was off-set in part by a $7.7 million increase in deposits in the Bank's retail branch system. The increase in retail branch deposits was primarily in transaction-based accounts and was the direct result of the retail banking improvement program instituted by the Bank during fiscal 2005."

Net interest income for the three months ended September 30, 2005, amounted to $1.6 million, an increase of $58,000 or 4 percent from the comparable period one year ago. The increase in net interest income during the recently completed three months resulted primarily from a 60 basis point increase in net interest margin (net interest income divided by average interest-earning assets) from 1.35% for the three months ended September 30, 2004 to 1.95% for the three months ended September 30, 2005, offset in part as average interest-earning assets declined by $5.1 million more than average interest-bearing liabilities declined. Contributing to the improvement in the Bank's net interest margin for the three months ended September 30, 2005 was a $456,000 decline in interest expense resulting from a decrease in payments made on certain interest rate swap and cap agreements, compared to a charge of $450,000 made in the comparable period one year ago. The improvement in net interest margin also resulted from the average yield on interest-earning assets increasing by 56 basis points more than the increase in the average cost of interest-bearing liabilities.

Net interest income for the fiscal year ended September 30, 2005 amounted to $6.5 million, a decrease of $64,000 or 1% from the comparable period one year ago. The decline in net interest income during fiscal year 2005 resulted primarily from a $135.7 million decrease in the Bank's average interest-earning assets, accompanied by a decrease of $132.7 million in the Bank's average interest-bearing liabilities. The impact of those decreases in assets and liabilities was offset in part by a 46 basis point increase in net interest margin from 1.32% for the fiscal year ended September 30, 2004 to 1.78% for the fiscal year ended September 30, 2005. Contributing to the improvement in the Bank's net interest margin was a $1.5 million decline in interest expense resulting from payments made on certain interest rate swap and cap agreements compared to a charge of $2.1 million in the comparable period one year ago. The improvement in net interest margin also resulted from the average yield on average interest-earning assets increasing 44 basis points more than the increase in the average cost on average interest-bearing liabilities, and was partially offset by the decrease in the Bank's average interest-earning assets exceeding the decrease in average interest-bearing liabilities by $2.9 million.

Non-interest income increased $1.4 million during the three months ended September 30, 2005 when compared to the year ago period. That increase was primarily the result of a $1.2 million improvement in derivative gains coupled with an increase of $215,000 in gain on investment securities, offset in part by a $142,000 decrease in gain on sale of loans. While loan sales increased by 30%, or $18.2 million, from the comparable period one year ago, that improvement was offset by a 69 basis point decrease in the net margin earned on those sales from 2.20% for the three months ended September 30, 2004, to 1.51% for the three months ended September 30, 2005.

Non-interest income for fiscal year 2005 decreased $1.6 million from the prior fiscal year. That decrease was primarily the result of a decrease of $4.5 million in gain on sale of loans and was partially offset by increases of $1.7 million in gain on sale of investments and gains on derivatives, and $980,000 in other operating income. Loan sales decreased by 33% or $131.7 million from the comparable period one year ago, and were accompanied by a 58 basis point decrease in the net margin earned on those sales from 2.29% for the fiscal year ended September 30, 2004, to 1.71% for the fiscal year ended September 30, 2005. The increase in other operating income reflects the $945,000 gain recognized from the sale of the Bank's Washington D.C. and Sterling and Winchester, Virginia, Branches.

For the three months ended September 30, 2005, non-interest expense increased $510,000 to $4.9 million from $4.4 million incurred for the three months ended September 30, 2004. The increase was primarily attributable to a $604,000 increase in the mortgage company's non-interest expense from that incurred in the comparable period one year ago. The increase in non-interest expense at the mortgage company was primarily $672,000 in compensation, coupled with increases of $90,000 and $18,000 for professional services and occupancy, respectively. Those increases were offset by a decrease of $180,000 in advertising. The decrease in the Bank's non-interest expense was $94,000 distributed over various non-interest expense categories.

Non-interest expense for fiscal 2005 amounted to $16.2 million, a decrease of $3.2 million or 16.63% from the $19.4 million incurred in fiscal 2004. The decrease was primarily attributable to a $2.7 million decrease in the mortgage company's non-interest expense from the comparable period one year ago as a result of decreased loan origination and sales and a new compensation agreement entered into with the manager of the mortgage banking subsidiary. The decrease in non-interest expense at the mortgage company level was primarily $2.3 million in compensation of which $1.8 was an expense reimbursement by the manager, under the new compensation agreement, coupled with decreases in other operating expenses, data processing and occupancy. The expense reimbursement by the manager was reduced by $993,000 to $1.8 million, because his escrow account was depleted and he had not posted sufficient collateral to securitize the account receivable due from him. Working under the extension to the existing agreement the mortgage company is attempting to amend the agreement and obtain additional collateral from the manager. Based on the progress of those negotiations, and the need for the Bank to obtain regulatory approval, the Company is aware that an agreement may not be reached and therefore collection of the receivable is not assured. Accordingly, at September 30, 2005, the Company set up a reserve for loss and charged $993,000 against earnings to account for the funds that would otherwise have been contributed by the manager. Those decreases were offset by increases in advertising, furniture fixtures and equipment and professional services. The decrease in the bank's non-interest expense amounted to $481,000 distributed over various non-interest expense categories and was primarily due to a decline of $422,000 in occupancy expense.


Non-performing assets were $1.8 million or 0.54% of total assets at September 30, 2005, an increase of $883,000 when compared to non-performing assets of $953,000 or 0.62% at September 30, 2004. The increase in non-performing assets from one year ago was due primarily a $1.0 million home loan that became non-performing. Notwithstanding a reduction in the required allowance of $122,000 based on the structure of the Bank's overall loan portfolio, the provision for loan losses for the fiscal year ended September 30, 2005 was increased by $10,000 compared to the level at September 30, 2004 due to an increase in the required allowance for non-performing loans. The Bank incurred $607,000 in net charge-offs during fiscal year 2005 due primarily to a single charge-off of $500,000 for the uninsured portion of a USDA loan on a hotel property.

At September 30, 2005, Greater Atlantic Financial Corp. had total assets of $341 million, a decrease of $94 million or 22 percent from the $434 million recorded at September 30, 2004. Loans receivable at September 30, 2005, amounted to $195 million, a decrease of 21 percent from the $246 million held at September 30, 2004. Investment and mortgage-backed securities at September 30, 2005, amounted to $120 million, a decrease of $41 million or 25% from the $161 million total at September 30, 2004. Deposits amounted to $238 million at September 30, 2005, a decrease of $51 million from the $289 million held one year ago. Stockholders' equity at September 30, 2005, amounted to $16.6 million equating to a book value of $5.50 per share.

Greater Atlantic Financial Corp. conducts its business operations through its wholly-owned subsidiary, Greater Atlantic Bank and the Bank's wholly-owned subsidiary, Greater Atlantic Mortgage Corporation. The Bank offers traditional banking services to customers through six branches located in Rockville and Pasadena, Maryland, and Front Royal, New Market, Reston and South Riding, Virginia.



         PRIVATE SECURITIES LITIGATION REFORM ACT SAFE HARBOR STATEMENT

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. THESE STATEMENTS ARE NOT HISTORICAL FACTS, BUT STATEMENTS BASED ON THE COMPANY'S CURRENT EXPECTATIONS REGARDING ITS BUSINESS STRATEGIES AND THEIR INTENDED RESULTS AND ITS FUTURE PERFORMANCE.
FORWARD-LOOKING STATEMENTS ARE PRECEDED BY TERMS SUCH AS "EXPECTS," "BELIEVES," "ANTICIPATES," "INTENDS" AND SIMILAR EXPRESSIONS.

FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. NUMEROUS RISKS AND UNCERTAINTIES COULD CAUSE OR CONTRIBUTE TO THE COMPANY'S ACTUAL RESULTS, PERFORMANCE AND ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM THOSE EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MAY CAUSE OR CONTRIBUTE TO THESE DIFFERENCES INCLUDE, WITHOUT LIMITATION, GENERAL ECONOMIC CONDITIONS, INCLUDING CHANGES IN MARKET INTEREST RATES AND CHANGES IN MONETARY AND FISCAL POLICIES OF THE FEDERAL GOVERNMENT; LEGISLATIVE AND REGULATORY CHANGES; AND OTHER FACTORS DISCLOSED PERIODICALLY IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

BECAUSE OF THE RISKS AND UNCERTAINTIES INHERENT IN FORWARD-LOOKING STATEMENTS, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THEM, WHETHER INCLUDED IN THIS REPORT OR MADE ELSEWHERE FROM TIME TO TIME BY THE COMPANY OR ON ITS BEHALF. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.

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


                                     GREATER ATLANTIC FINANCIAL CORP.
                                          FOURTH QUARTER RESULTS
                                               (NASDAQ:GAFC)
                                          (DOLLARS IN THOUSANDS)

                                                             For the                     For The
                                                        Three Months Ended             Years Ended
                                                          September 30,               September 30,
                                                   ---------------------------  ----------------------------
CONSOLIDATED STATEMENT OPERATIONS                       2005          2004          2005          2004
                                                   -------------  ------------  ------------   -------------
INTEREST INCOME
  Loans                                             $     3,278   $     3,425   $    12,908    $    13,506
  Investments                                             1,100         1,200         4,528          5,456
                                                   -------------  ------------  ------------   -------------
TOTAL INTEREST INCOME                                     4,378         4,625        17,436         18,962

INTEREST EXPENSE

  Deposits                                                1,697         1,480         6,337          5,751
  Borrowed money                                          1,045         1,568         4,556          6,604
                                                   -------------  ------------  ------------   -------------
TOTAL INTEREST EXPENSE                                    2,742         3,048        10,893         12,355
                                                   -------------  ------------  ------------   -------------

NET INTEREST INCOME                                       1,636         1,577         6,543          6,607
PROVISION FOR LOAN LOSSES                                    72            76           219            209
                                                   -------------  ------------  ------------   -------------
NET INTEREST INCOME AFTER
    PROVISION FOR LOAN LOSSES                             1,564         1,501         6,324          6,398

NONINTEREST INCOME
  Gain on sale of loans                                   1,188         1,330         4,720          9,191
  Fees and service charges                                  434           251         1,211            992
  Gain (loss) on sale of investment securities                -          (215)          539            (58)
  (Loss) gain on derivative transaction                     276          (890)          836           (227)
  Gain on sale of branches                                    -             -           945              -
  Other operating income                                     13            18            66             31
                                                   -------------  ------------  ------------   -------------
TOTAL NONINTEREST INCOME                                  1,911           494         8,317          9,929

NONINTEREST EXPENSE
  Compensation and employee benefits                      2,214         1,557         5,985          8,401
  Occupancy                                                 403           503         1,698          2,161
  Professional services                                     435           218         1,224            917
  Advertising                                               765           901         2,759          2,563
  Deposit insurance premium                                  28            11           100             44
  Furniture, fixtures and equipment                         252           318         1,088          1,139
  Data processing                                           225           363         1,127          1,465
  Other operating                                           594           538         2,218          2,740
                                                   -------------  ------------  ------------   -------------
TOTAL NONINTEREST EXPENSE                                 4,916         4,409        16,199         19,430
                                                   -------------  ------------  ------------   -------------

Income (loss) before income tax provision                (1,441)       (2,414)       (1,558)        (3,103)
Income tax provision                                          -             -             -             89
                                                   -------------  ------------  ------------   -------------

NET EARNING (LOSS)                                 $     (1,441)  $    (2,414)  $    (1,558)   $    (3,192)
                                                   =============  ============  ============   =============

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

                                     GREATER ATLANTIC FINANCIAL CORP.
                                          FOURTH QUARTER RESULTS
                                               (NASDAQ:GAFC)
                             (DOLLARS IN THOUSANDS EXCEPT EARNINGS PER SHARE)

                                                          At or for the               At or for the
                                                        Three Months Ended             Years Ended
                                                          September 30,               September 30,
                                                   ---------------------------  ----------------------------
                                                        2005          2004          2005           2004
                                                   -------------  ------------  ------------   -------------
PER SHARE DATA:
Net income (loss)
    Basic                                          $     (0.48)   $    (0.80)   $    (0.52)    $    (1.06)
    Diluted                                              (0.48)        (0.80)        (0.52)         (1.06)
Book value                                         $      5.18    $     5.65    $     5.18     $     5.65
Weighted average shares outstanding
    Basic                                            3,020,934     3,012,434     3,015,509      3,012,434
    Diluted                                          3,020,934     3,012,434     3,015,509      3,012,434


AVERAGE FINANCIAL CONDITION DATA:
Total assets                                       $   352,903    $  489,337    $  382,752     $  521,648
Investment securities                                   64,899       107,427        70,633        123,198
Mortgage-backed securities                              62,739        99,398        77,424        111,016
Total loans receivable, net                            207,822       260,779       218,584        268,116
Total deposits                                         225,670       276,942       245,518        275,636
Total stockholders' equity                              17,069        22,233        18,037         21,032

SELECTED FINANCIAL RATIOS
Return on average assets                                 -1.63%        -1.97%        -0.41%         -0.61%
Return on average equity                                -33.77%       -43.43%        -8.64%        -15.18%
Yield on earning assets                                   5.22%         3.96%         4.76%          3.77%
Cost of funds                                             3.43%         2.73%         3.12%          2.57%
Net interest rate spread                                  1.79%         1.23%         1.64%          1.20%
Net interest rate margin                                  1.95%         1.35%         1.78%          1.32%


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

                                      GREATER ATLANTIC FINANCIAL CORP
                                          FOURTH QUARTER RESULTS
                                               (NASDAQ:GAFC)
                                          (DOLLARS IN THOUSANDS)

                                                                                      At or for the
                                                                                       Years Ended
                                                                                      September 30,
                                                                               -----------------------------
                                                                                    2005          2004
                                                                               -------------- --------------
FINANCIAL CONDITION DATA:
Total assets                                                                   $    340,809   $    434,370
Total loans receivable, net                                                         194,920        246,387
Mortgage-loans held for sale                                                          9,517          5,528
Investments                                                                          62,913         68,356
Mortgage-backed securities                                                           57,296         92,722
Total deposits                                                                      237,794        288,956
FHLB advances                                                                        38,000         51,200
Other borrowings                                                                     38,479         64,865
Convertible Preferred Securities                                                      9,378          9,369
Total stockholders' equity                                                           15,642         17,140

ASSET QUALITY DATA:
Non-performing assets to total assets                                                  0.54%          0.22%
Non-performing loans to total loans                                                    0.75%          0.37%
Net charge-offs to average total loans                                                 0.28%          0.06%
Allowance for loan losses to:
    Total loans                                                                        0.56%          0.62%
    Non-performing loans                                                              75.56%        167.89%
Non-performing loans                                                           $      1,604   $        953
Non-performing assets                                                          $      1,836   $        953
Allowance for loan losses                                                      $      1,212   $      1,600

CAPITAL RATIOS OF THE BANK:
Leverage ratio                                                                         7.01%          5.85%
Tier 1 risk-based capital ratio                                                       10.76%         10.24%
Total risk-based capital ratio                                                        11.26%         10.85%
